                                                                     Exhibit 4.3

                                 VIADOR, INC.

                             AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                 May 21, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Registration Rights.................................................    1
     1.1   Definitions...................................................    1
     1.2   Request for Registration......................................    2
     1.3   Company Registration..........................................    4
     1.4   Obligations of the Company....................................    4
     1.5   Furnish Information...........................................    6
     1.6   Expenses of Demand Registration...............................    6
     1.7   Expenses of Company Registration..............................    6
     1.8   Underwriting Requirements.....................................    6
     1.9   Delay of Registration.........................................    7
     1.10  Indemnification...............................................    7
     1.11  Reports Under Securities Exchange Act of 1934.................    9
     1.12  Form S-3 Registration.........................................   10
     1.13  Assignment of Registration Rights.............................   11
     1.14  "Market Stand-Off" Agreement..................................   11
     1.15  Termination of Registration Rights............................   12
     1.16  Limitations on Subsequent Registration Rights.................   12

2.   Covenants of the Company............................................   12
     2.1   Delivery of Financial Statements..............................   12
     2.2   Inspection....................................................   13
     2.3   Termination of Information and Inspection Covenants...........   13
     2.4   Right of First Offer..........................................   13

3.   Miscellaneous.......................................................   15
     3.1   Successors and Assigns........................................   15
     3.2   Governing Law.................................................   15
     3.3   Counterparts..................................................   15
     3.4   Titles and Subtitles..........................................   15
     3.5   Notices.......................................................   15
     3.6   Expenses......................................................   16
     3.7   Amendments and Waivers........................................   16
     3.8   Severability..................................................   16
     3.9   Aggregation of Stock..........................................   16
     3.10  Entire Agreement............................................./.  16

                             AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

          AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT dated as of May 21, 1999, between VIADOR, INC., a California corporation (the "Company"), the
                                                           -------
holders of the Company's Series A Preferred Stock (the "Series A Investors"),
                                                        ------------------
the holders of the Company's Series B Preferred Stock (the "Series B Investors")
                                                            ------------------
and the investors listed on Schedule A attached hereto (the "Series C
                            ----------                       --------
Investors") and, collectively with the Series A Investors and the Series B
---------
Investors, the "Investors."
                ---------

                                   RECITALS
                                   --------

          WHEREAS, the Company and the Series C Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C
                                                                        --------
Purchase Agreement");
------------------

          WHEREAS, the Series A Investors and Series B Investors possess registration rights, information rights, rights of first offer and other rights pursuant to the Amended and Restated Investors' Rights Agreement dated as of August 21, 1998 between the Company and such Series A Investors and Series B Investors (the "Prior Rights Agreement");
                ----------------------

          WHEREAS, in order to induce the Series C Investors to enter into the Series C Agreement and to induce the Series C Investors to invest funds in the Company pursuant to the Series C Agreement, the Company, the Series A Investors and Series B Investors desire to terminate the Prior Agreement in its entirety and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

          WHEREAS, the Company wishes to sell to the Series C Investor shares of its Series C Preferred Stock pursuant to the Series C Agreement, and in connection therewith, desires to grant certain rights to the Investors as set forth in this Agreement, and the Investors wish to receive such rights.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   Registration Rights. The Company covenants and agrees as follows:
               --------------------

          1.1  Definitions. For purposes of this Section 1:
               -----------

          (a)  The term "Act" means the Securities Act of 1933, as amended.
                         ---

          (b)  The term "Form S-3" means such form under the Act as in effect on
                         --------
the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c)  The term "Holder" means any person owning or having the right to
                         ------
acquire Registrable Securities, as defined below, or any assignee thereof in accordance with Section 1.13 hereof.

          (d)  The term "1934 Act" shall mean the Securities Exchange Act of
                         --------
1934, as amended.

          (e)  The term "register", "registered," and "registration" refer to a
                         --------    ----------        ------------
registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (f)  The term "Registrable Securities" means (i) the Common Stock
                         ----------------------
issuable or issued upon conversion of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and (ii) any Common Stock of the Company (the "Common Stock") issued as (or issuable upon the conversion
                     ------------
or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned.

          (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (h)  The term "SEC" shall mean the Securities and Exchange Commission.
                         ---

          1.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive at any time after three (3) months following the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) with a per share price of $7.50 and an aggregate offering price of at least $15,000,000, a written request from the Holders of forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least forty percent (40%) of the Registrable Securities then outstanding, then the Company shall:

               (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty
(20) days of the mailing of a notice by the Company in accordance with Section 3.5, subject to the limitations of subsection 1.2(b).

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered
 -------------------
by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders that propose to include their Registrable Securities in the underwriting, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

               (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided that the Company may not invoke the deferral provisions of this Section 1.2(d)(ii) more than once in any twelve-month period; or

               (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

          1.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered or a registration in connection with the initial public offering of the Company), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Obligations of the Company. Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC as soon as practicable a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, (i) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and (ii) if requested by the underwriter, provide and include such information in the registration statement as the underwriter may reasonably request. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Notify each Holder of Registrable Securities covered by such registration statement (i) when a prospectus or any amendments or supplements thereto have been filed and, with respect to a registration statement or post-effective amendments thereto, when the same has become effective, (ii) of the request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, and (iii) of the issuance by the SEC (or any state agency) of any stop order (a "Stop Order") suspending the
                                                    ----------
effectiveness of a registration statement.

          (j) Make every commercially reasonable effort to obtain the withdrawal of a Stop Order at the earliest possible moment.

          1.5  Furnish Information.
               -------------------

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6  Expenses of Demand Registration. All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay up to $12,500 of the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

          1.7  Expenses of Company Registration. The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of up to $12,500 of one counsel for the selling Holders selected by them), but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8  Underwriting Requirements. In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling Holders may be excluded if the underwriters make the determination described above and no other Holder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a Holder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder", and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder", as defined in this sentence.

          1.9  Delay of Registration. No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue
                 ---------
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) or under subsection 1.10(d) exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934. With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act

(at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration. In case the Company shall receive from any
               ---------------------
Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000.00; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the six (6) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13 Assignment of Registration Rights. The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who is an affiliate, parent, subsidiary or limited partner of such Holder or who, after such assignment or transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14 "Market Stand-Off" Agreement. Each Investor hereby agrees that,
               ----------------------------
during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

          (c) such market stand-off time period shall not exceed one hundred eighty (180) days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

          1.15 Termination of Registration Rights.
               ----------------------------------

          (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

          (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such later date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.15(b) shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company.

          1.16 Limitations on Subsequent Registration Rights. From and after
               ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds of the outstanding Registrable Securities, enter into any agreement with any Holder or prospective holder of any securities of the Company which would allow such Holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effecting pursuant to Section 1.2

          2.   Covenants of the Company.
               ------------------------

          2.1  Delivery of Financial Statements. The Company shall deliver to
               --------------------------------
each Major Investor (as defined in Section 2.4):

          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("Gaap"), and audited and certified by independent public accountants
             ----
of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

          (c)  with respect to the financial statements called for in subsection
(b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with gaap consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by gaap) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

          (d) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Major Investor or any assignee of the Major Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (d) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

          2.2  Inspection. The Company shall permit each Investor, at such
               ----------
Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3  Termination of Information and Inspection Covenants. The
               ---------------------------------------------------
covenants set forth in subsections 2.1(c) and (d) and Section 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.4  Right of First Offer. Subject to the terms and conditions
               --------------------
specified in this paragraph 2.4, the Company, hereby grants to each Major Investor a right of first offer with respect to future sales of its Shares. For purposes of this Section 2.4, a Major Investor shall mean any Series A Investor who holds a minimum of 190,000 shares of Registrable Securities and any Series B Investor or Series C Investor who holds a minimum of 500,000 shares of Series

B Preferred Stock or Series C Preferred Stock, respectively. For purposes of this Section 2.4, Investor includes any general partners and affiliates of such Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock ("Shares"), the Company shall first make an offering of such
                ------
Shares to each Major Investor in accordance with the following provisions:

          (a)  The Company shall deliver a notice by certified mail ("Notice")
                                                                      ------
to the Major Investors stating (i) its bona fide intention to offer such Shares,
(ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) Within 20 calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held, by such Major Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held, by all the Major Investors. The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Major Investor's
                  -------------------------
failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Major Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          (c) If all Shares which Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

          (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $7.50 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $15,000,000 in the aggregate, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) shares of Common Stock issued in connection with mergers or acquisitions of stock or assets of other corporations in transactions approved by the Board of Directors,
(v) the sale by the Company of up to an aggregate of 8,000,000 shares of Series B Preferred Stock (including the Series B Preferred Stock issued pursuant to the Series B Purchase Agreement) on terms and conditions no more beneficial to the purchaser than terms contained in the Series B Purchase Agreement, (vi) the sale by the Company up to an aggregate of 6,000,000 shares of Series C Preferred Stock (including the Series C Preferred Stock issued pursuant to the Series C Purchase Agreement) on terms and conditions no more beneficial to the purchaser than terms contained in the Series C Purchase Agreement and (vii) the issuance by the Company of Warrants to purchase up to 300,000 shares of Common Stock or Series B Preferred Stock to consultants, lenders, executive search firms or other professionals.

          (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, unless such assignment or transfer is to a parent, subsidiary or affiliate (who are not in competition with the Company).

          3.   Miscellaneous.
               -------------

          3.1  Successors and Assigns. Except as otherwise provided herein,
               ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties or (iii) upon sending by e-mail or facsimile if sent to the e-mail address or facsimile number indicated on the signature page hereof, or at such other e-mail address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6  Expenses. If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds (2/3) of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a class. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9  Aggregation of Stock. All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10 Entire Agreement. This Agreement contains the entire agreement of
               ----------------
the parties with respect to the subject matter hereof, and all prior agreements, written or oral, are merged herein and are of no further force or effect. This Agreement amends and restated, in its entirety, that certain Amended and Restated Investors' Rights Agreement dated as of August 21, 1998 by and between the Company, the Series A Investors and the Series B Investors.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            VIADOR, INC.


                            By:_______________________________________
                                   Stan Wang
                                   President and Chief Executive Officer











                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                            INVESTORS:

                            NORTH AMERICA VENTURE FUND, L.P.
                            a Cayman Islands Limited Partnership

                            By: CDC North America Venture Management, L.D.C., a Cayman Islands Limited Duration Company
                            Title: General Partner


                            By:    ___________________________________
                            Name:  Emily Chen
                            Title: Member


                            By:    __________________________________
                            Name:  Charles Lau
                            Title: Member

                            Address: c/o CDB Venture Management (U.S.A.), Inc.
                                     3945 Freedom Circle, Suite 270
                                     Santa Clara, CA  95054












                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                            INVESTORS:



                            __________________________________________
                            Teddy Kiang & Sylvia Te-Yi Kiang

                            Address: 1587 Goldfinch Way
                                     Sunnyvale, CA 94087



                            __________________________________________
                            Wendy Te-Hua Wang

                            Address: 1619 Mariani Drive
                                     Sunnyvale, CA 94087


                            _________________________________________
                            Ter-Fung Tsao

                            Address: 1619 Mariani Drive
                                     Sunnyvale, CA 94087












                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                            INVESTORS:


                            CHENG LIVING TRUST, dated 8/8/95



                            By:  ____________________________________
                                 Tu-Ting Cheng
                                 Trustee



                            By:  ____________________________________
                                 Te-Fang Cheng
                                 Trustee

                            Address: 537 Loch Lomond Court
                                     Sunnyvale, CA 94087


                            CHEN LIVING TRUST, dated 7/22/96



                            By:  _____________________________________
                                 Peter C. Chen
                                 Trustee



                            By:  ____________________________________
                                 Pat Te-Hui Chen
                                 Trustee

                            Address: 1619 Mariani Drive
                                     Sunnyvale, CA 94087











                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                            INVESTORS:

                            INFORMATION TECHNOLOGY VENTURES II, L.P., a California limited partnership

                            By:     ITV MANAGEMENT II, LLC
                                    a California limited liability company
                            Title:  General Partner


                            By:     __________________________________
                                    Virginia M. Turezyn
                            Title:  Managing Member

                            Address: 3000 Sand Hill Road
                                     Building One, Suite 280
                                     Menlo Park, CA  94025



                            ITV AFFILIATES FUND II, L.P.,
                            a California limited partnership

                            By:     ITV MANAGEMENT II, LLC
                                    a California limited liability company
                            Title:  General Partner


                            By:     __________________________________
                                    Virginia M. Turezyn
                            Title:  Managing Member

                            Address: 3000 Sand Hill Road
                                     Building One, Suite 280
                                     Menlo Park, CA 94025












                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                            INVESTORS:

                            TECHNOLOGY ASSOCIATES CORPORATION


                            By:_______________________________________
                            Name:_____________________________________
                            Title:____________________________________

                            Address: 9F, 108 Nanking East Road, Section 5
                                     Taipei 105, Taiwan
                                     Republic of China



                            TECH ALLIANCE CORPORATION


                            By:_______________________________________
                            Name:_____________________________________
                            Title:____________________________________

                            Address: 9F, 108 Nanking East Road, Section 5
                                     Taipei 105, Taiwan
                                     Republic of China












                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                            INVESTORS:

                            INDUSTRIAL TECHNOLOGICAL
                            INVESTMENT CORPORATION


                            By:_______________________________________
                            Name:_____________________________________
                            Title:____________________________________

                            Address: 6F, 106 Ho-Ping East Road, Section 3
                                     Taipei, Taiwan
                                     Republic of China



                            ALPHA VENTURE CAPITAL FUND


                            By:_______________________________________
                            Name:_____________________________________
                            Title:____________________________________

                            Address: 6F, 106 Ho-Ping East Road, Section 3
                                     Taipei, Taiwan
                                     Republic of China












                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                   INVESTORS:


                                   By:__________________________________________
                                      K.B. Chandrasekhar

                                   Address: 21591 Regnart Road
                                            Cupertino, CA  95014



                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                 INVESTORS:

                                 JK&B CAPITAL, L.P.

                                 By: JK&B Management, L.L.C.
                                 Its: General Partner

                                 By: ___________________________________________
                                     Tasha Seitz, its Member

                                 Address: JK&B Capital, L.P.
                                          Corporate Centre/West Bay Road
                                          Leeward 1
                                          P.O. Box 31106 SMB
                                          Grand Cayman, Cayman Islands
                                          Attn: William Keunen

                                 Copy to: JK&B Capital, L.P.
                                          205 North Michigan Avenue, Suite 808
                                          Chicago, IL 60601
                                          Attn: Tasha Seitz


                                 JK&B CAPITAL II, L.P.

                                 By: JK&B Management, L.L.C.
                                 Its: General Partner

                                 By:
                                     Tasha Seitz, its Member

                                 Address: JK&B Capital II, L.P.
                                          Corporate Centre/West Bay Road
                                          Leeward 1
                                          P.O. Box 31106 SMB
                                          Grand Cayman, Cayman Islands
                                          Attn: William Keunen

                                 Copy to: JK&B Capital II, L.P.
                                          205 North Michigan Avenue, Suite 808
                                          Chicago, IL 60601
                                          Attn: Tasha Seitz



                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                 INVESTORS:

                                 STARTOP INVESTMENTS LIMITED


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

                                 Address: 163 Flyingcloud Isle
                                          Foster City, CA 94404
                                          Attn: Glenn P. Tsai



                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                 INVESTORS:

                                 SUPERCOM, INC.


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

                                 Address: 551 Brown Road
                                          Fremont, CA  94539



                                 _______________________________________________
                                 Jim Fang

                                 Address: c/o Supercom, Inc.
                                 551 Brown Road
                                 Fremont, CA  94539



                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                            INVESTORS:

                            BROBECK, PHLEGER & HARRISON LLP

                            By:______________________________________________
                               Curtis L. Mo
                               Partner

                            Address: Spear Street Tower
                                     One Market
                                     San Francisco, CA 94105
                                     AttN; Thomas Allen, Chief Financial Officer



                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                        INVESTORS:

                                        ________________________________________
                                        Ted Su

                                        Address: 431 River Rock Court
                                                 San Jose, Ca 95136



                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                        INVESTORS:



                                        ________________________________________
                                        Name:___________________________________

                                        Address:________________________________
                                                ________________________________
                                                ________________________________



                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                   HOLDER:

                                   STANDARD FOODS TAIWAN LTD.



                                   By:  ________________________________________
                                        Teddy Kiang
                                        Title:  ________________________________

                                   Address: 2314 Walsh Avenue
                                            Santa Clara, CA 95051



                                   CROSSLINK SEMICONDUCTOR, INC. (TAIWAN)



                                   By:  ________________________________________
                                        Teddy Kiang
                                        Title:  ________________________________

                                   Address: 2314 Walsh Avenue
                                            Santa Clara, CA 95051



                  SIGNATURE PAGE TO THE AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                  SCHEDULE A

                             SCHEDULE OF INVESTORS

               Investor                               Number of Shares           Purchase Price
               --------                               ----------------           --------------
NORTH AMERICA VENTURE FUND, L.P.                             1,232,539           $    3,000,000
INFORMATION TECHNOLOGY VENTURES II, L.P.                       989,441           $ 2,408,299.39
ITV AFFILIATES FUND II, L.P.                                    37,675           $    91,700.95
TEDDY KIANG AND SYLVIA TE-YI KIANG                             246,508           $      600,000
WENDY TE-HUA WANG                                              246,508           $      600,000
CHENG LIVING TRUST, DATED 8/8/95:                              246,508           $      600,000
TU-TING FANG, TRUSTEE AND TE-FANG CHENG, TRUSTEE
TER-FUNG TSAO                                                  246,508           $      600,000
PETER C. CHEN AND PAT TE-HUI CHEN                              246,508           $      600,000
AS CO-TRUSTEES OF THE CHEN LIVING
TRUST, DATED 7/22/96
TECHNOLOGY ASSOCIATES CORPORATION                              205,423           $      500,000
TECH ALLIANCE CORPORATION                                      205,423           $      500,000
INDUSTRIAL TECHNOLOGY INVESTMENT CORPORATION                   328,677           $      800,000
ALPHA VENTURE CAPITAL FUND, INC.                                82,169           $      200,000
K.B. CHANDRASEKHAR                                             410,846           $    1,000,000
JK&B CAPITAL, L.P.                                             342,372           $   833,333.33
JK&B CAPITAL II, L.P.                                          171,186               416,666.67
STARTOP INVESTMENTS LIMITED                                    246,508           $      600,000
TED SU                                                          61,627           $      150,000
TOW-MING SIOW                                                  164,339           $      400,000

GLENN P. TSAI                                                   82,169           $      200,000
KAMSLER BISHOP TRUST, DATED 9/22/95,                            41,085           $      100,000
J. SCOTT KAMSLER, TRUSTEE
SUPERCOM, INC.                                                  20,542           $       50,000
JAMES J. FANG                                                   20,542           $       50,000
ROBERT FREY                                                     20,542           $       50,000
ROBERT CERTILMAN                                                20,542           $       50,000
BROBECK, PHLEGER & HARRISON LLP                                 16,434           $    40,000.36
CURTIS L. MO                                                     8,217           $    20,000.18
PRAVEEN GUPTA                                                   10,000           $       24,340
CHARLES LAU                                                     10,000           $       24,340
YEE CHEUN CHEN YANG                                              8,000           $       19,472
J. OMAR MAHMUD                                                   2,055           $     5,001.87
ALAN SHANKEN                                                    10,271           $       25,000
TOTAL:                                                       5,981,164           $14,558,154.75

                                AMENDMENT NO. 1

                                       to

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


          This Amendment No. 1, dated as of July 23, 1999, amends that certain Amended and Restated Investors' Rights Agreement, dated as of May 21, 1999 (the "Agreement"), by and among Viador Inc., a California corporation (the
 ---------
"Company"), and the individuals or entities listed on the signature pages
 -------
thereto (each a "Holder" and collectively, the "Holders").  Capitalized terms
                 ------                         -------
used herein without definition shall have the respective meanings ascribed to them in the Agreement.

          WHEREAS, the Company intends to undertake an Initial Public Offering; and

          WHEREAS, the Company and the Holders wish to amend the Agreement to facilitate the Initial Public Offering; and

          WHEREAS, the Agreement, pursuant to Section 14.8 thereof, may be amended with the written consent of the Company and the Holders of at least 66 2/3% of the outstanding Series A Preferred, Series B Preferred, Series C Preferred and Registrable Securities.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Section 9 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

                                   "Section 9

                               Standoff Agreement
                               ------------------

          In connection with the Company's Initial Public Offering, each Holder agrees not to offer to sell or sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company held by Holder at any time during such period (other than those included in the Initial Public Offering, if any), directly or indirectly, without the prior written consent of the Company or the underwriters of such Initial Public Offering for a period of one-hundred eighty (180) days following the effective date of the Initial Public Offering. In connection with the Company's Initial Public Offering, each Holder further agrees to enter into the managing underwriter's standard lockup letter. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the share or securities of every other person subject to the foregoing restrictions) until the end of such period."

          2. Each of the other provisions of the Agreement shall remain in full force and effect.

          This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment No. 1 as of the date first above written.



                              By:
                                 ------------------------------
                              Print Name:
                                         ----------------------
                              Title:
                                    ---------------------------


                                       2